Exhibit 23

CONSENTS OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-86722 and 333-130276 of The Laclede Group, Inc., and 333-86722-01 of Laclede Capital Trust I on Form S-3, and in Registration Statement Nos. 333-90248, 333-90252, 333-90254, 333-91432, 333-102835, 333-102836, and 333-131830 of The Laclede Group, Inc. on Form S-8 of our report dated November 28, 2006, relating to the financial statements and financial statement schedule of The Laclede Group, Inc., and management’s report on the effectiveness of internal control over financial reporting appearing in this Annual Report on Form 10-K of The Laclede Group, Inc. and Laclede Gas Company for the year ended September 30, 2006.

We also consent to the incorporation by reference in Registration Statement No. 333-40362 of Laclede Gas Company on Form S-3 of our report dated November 28, 2006, relating to the financial statements and financial statement schedule of Laclede Gas Company and management’s report on the effectiveness of internal control over financial reporting, appearing in Exhibit 99.1 of this Annual Report on Form 10-K of The Laclede Group, Inc. and Laclede Gas Company for the year ended September 30, 2006.

Deloitte & Touche LLP

St. Louis, Missouri

November 28, 2006